EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 29, 1996, included in (or incorporated by reference) in Watsco, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP
Miami, Florida,

 January 22, 1997.